Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-4 of our report dated December 29, 2025 with respect to the audited financial statements of IB Acquisition Corp. for the years ended September 30, 2025 and 2024

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

July 24, 2026